UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of BBCN Bancorp, Inc. (the “Company”) was held on July 14, 2016. Proxies were solicited by the Company’s management pursuant to Section 14 of the Securities Exchange Act of 1934, as amended. At the meeting, the stockholders voted on the following proposals:

1.
adoption and approval of the Agreement and Plan of Merger, dated December 7, 2015 (the “Merger Agreement”), providing for the merger of Wilshire Bancorp, Inc. with and into BBCN Bancorp, Inc., as described in the joint proxy statement for the meeting;

2.	approval of an amendment to the certificate of incorporation of BBCN Bancorp, Inc. to change its name to Hope Bancorp, Inc.;

3.	approval of the issuance of BBCN Bancorp, Inc. common stock in connection with the merger of Wilshire Bancorp, Inc. with and into BBCN Bancorp, Inc.;

4.	election of directors;

5.	ratification of the appointment of BDO USA, LLP as the Company’s independent registered public account firm for the year ending December 31, 2016;

6.	nonbinding advisory vote to approve executive compensation;

7.	approval of the BBCN Bancorp, Inc. 2016 Incentive Compensation Plan; and

8.	adjournment of the meeting if necessary or appropriate in the judgment of the Company’s board of directors to solicit additional proxies or votes in favor of the proposals presented at the meeting.

A total of 73,977,846 shares of the Company’s common stock were represented and voted at the meeting, constituting 92.93% of the issued and outstanding shares of common stock entitled to vote at the meeting.
The final results of the stockholder votes were as follows:

1. Adoption and approval of the Merger Agreement, providing for the merger of Wilshire Bancorp, Inc. with and into BBCN Bancorp, Inc.

Total Shares
For:	67,532,680
Against:	48,728
Abstain:	181,269
Broker non-vote:	6,215,169

The Merger Agreement was adopted and approved by the stockholders, with the number of shares voting “for” constituting approximately 84.83% of the total number of shares of outstanding common stock.

2. Approval of an amendment to the certificate of incorporation of BBCN Bancorp, Inc. to change its name to Hope Bancorp, Inc.

Total Shares
For:	73,435,217
Against:	193,925
Abstain:	348,704
Broker non-vote:	—

The amendment to the certificate of incorporation was approved by the stockholders, with the number of shares voting “for” constituting approximately 92.25% of the total number of shares of outstanding common stock.

3. Approval of the issuance of BBCN Bancorp, Inc. common stock in connection with the merger of Wilshire Bancorp, Inc. with and into BBCN Bancorp, Inc.

Total Shares
For:	67,548,401
Against:	48,328
Abstain:	165,948
Broker non-vote:	6,215,169

The issuance of BBCN Bancorp, Inc. common stock was approved by the stockholders, with the number of shares voting “for” constituting approximately 99.69% of the total number of shares represented and voting at the meeting.

4. Election of directors of the Company:

	Authority Given	Authority Withheld
Jinho Doo	67,254,652	449,587
Jin Chul Jhung	67,324,820	379,419
Kevin S. Kim	66,257,491	1,446,748
Chung Hyun Lee	67,326,366	377,873
William J. Lewis	67,279,887	424,352
David P. Malone	67,141,591	562,648
Gary E. Peterson	67,279,887	424,352
Scott Yoon-Suk Whang	67,153,301	550,938
Dale S. Zuehls	67,085,383	618,856

There were approximately 6,215,169 broker non-votes received with respect to this proposal.

5. Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Total Shares
For:	73,887,801
Against:	74,586
Abstain:	15,459
Broker non-vote:	—

This proposal was approved by the stockholders, with the number of shares voting “for” constituting approximately 99.88% of the total number of shares represented and voting at the meeting.

6. Nonbinding advisory vote to approve the compensation paid to the Company’s “Named Executive Officer” as described in the proxy statement dated May 27, 2016.

Total Shares
For:	67,298,001
Against:	209,915
Abstain:	254,760
Broker non-vote:	6,215,169

This proposal was approved by the stockholders, with the number of shares voting “for” constituting approximately 99.31% of the total number of shares represented and voting at the meeting.

7. Approval of the BBCN Bancorp, Inc. 2016 Incentive Compensation Plan.

Total Shares
For:	65,385,283
Against:	2,298,956
Abstain:	78,438
Broker non-vote:	6,215,169

This proposal was approved by the stockholders, with the number of shares voting “for” constituting approximately 96.49% of the total number of shares represented and voting at the meeting.

8. Adjournment of the meeting if necessary or appropriate in the judgment of the Company’s board of directors to solicit additional proxies or votes in favor of the proposals presented at the meeting.

Total Shares
For:	68,695,159
Against:	5,066,980
Abstain:	215,707
Broker non-vote:	—

This proposal was approved by the stockholders, with the number of shares voting “for” constituting approximately 92.86% of the total number of shares represented and voting at the meeting.

Item 8.01 Other Events.

On July 14, 2016, BBCN Bancorp, Inc. (“BBCN”) and Wilshire Bancorp, Inc. (“Wilshire”) issued a joint news release concerning the receipt of respective shareholder approvals for the merger of the two companies and announcing that the merger transaction is scheduled for completion on July 29, 2016. A copy of the July 14, 2016 press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description of Exhibit

99.1
News release dated July 14, 2016 concerning the receipt of respective shareholder approvals for the merger of the two companies and announcing that the merger transaction is scheduled for completion on July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: July 14, 2016	/s/ Kevin S. Kim
Kevin S. Kim
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1
News release dated July 14, 2016 concerning the receipt of respective shareholder approvals for the merger of the two companies and announcing that the merger transaction is scheduled for completion on July 29, 2016.